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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K


          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934

                                    JUNE 28, 1996
                 (DATE OF REPORT -- DATE OF EARLIEST EVENT REPORTED)


                            COMMISSION FILE NUMBER 0-25812


                                     PSINet Inc.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              NEW YORK                           16-1353600
    (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
              INCORPORATION)                     IDENTIFICATION NO.)


         510 HUNTMAR PARK DRIVE, HERNDON, VA            20170
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)


                                    (703) 904-4100
                (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                    NOT APPLICABLE
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)






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ITEM 5.  OTHER EVENTS.


              On June 28, 1996, PSINet Inc., a New York corporation (the "Company"), entered into agreements with MindSpring Enterprises, Inc., an Atlanta-based Internet access provider ("MindSpring"), pursuant to which the Company agreed to transfer to MindSpring certain of its individual subscriber accounts and related tangible and intangible assets and rights in connection with the consumer dial-up Internet access services operated by the Company in the United States, including, without limitation, the lease for, and certain assets located at the Company's customer service facility in New Cumberland, Pennsylvania (collectively, the "Assets"). In connection with the transfer, the parties also entered into a Network Services Agreement pursuant to which the Company has agreed to service MindSpring's individual subscribers through local dial-in points of presence connected to the Company's network. As part of these agreements, the Company also may, at its option, transfer to MindSpring individual subscriber accounts generated in the future.

In consideration of the transfer of the Assets, MindSpring has agreed to pay to the Company an aggregate amount, before expenses, of up to Twenty-two Million Three Hundred Thousand Dollars ($22,300,000) (subject to adjustment) payable as follows: (i) cash of One Million Dollars ($1,000,000) and a promissory note in the amount of Two Million Dollars ($2,000,000) on June 28, 1996 and (ii) additional promissory notes for the balance of the purchase price (up to $19.3 million) to be issued at scheduled intervals, the last of which is expected to be no later than January 13, 1997 in connection with the transfer of the balance of the Assets to MindSpring. The promissory notes provide, among other things, for conversion, at the option of the Company, into Common Stock of MindSpring if the notes are not redeemed in full by the first anniversary of the issuance of such notes. The total amount to be paid is subject to adjustment based upon the number of subscribers transferred to MindSpring who remain customers of MindSpring and current in their payments for services at scheduled measurement dates. Although the amounts of the adjustment and expenses are not presently ascertainable, based upon information presently available to the Company, the amount to be paid to the Company in connection with this transaction will not exceed Twenty Million Dollars ($20,000,000), subject to further adjustment.

The Company anticipates that a decrease in its individual subscriber revenue will result once these transactions are fully consummated. The decrease is expected to be partially offset by revenues from the provision of access services under the Network Services Agreement with MindSpring and ongoing revenue from continuing sales of individual subscribers. In addition, the Company's expenses related to customer support and certain of the assets transferred will decline.


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                                     PSINET INC.
                                       FORM 8-K

                                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PSINET INC.



Dated:   July 15, 1996                 By:     /s/ David N. Kunkel
                                            -----------------------------
                                               David N. Kunkel
                                               Vice President, General Counsel
                                               and Secretary


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